SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: September 16, 2002
(Date of earliest event reported)

Dominion Resources, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1-8489 (Commission File Number)	54-1229715 (I.R.S. Employer Identification No.)

120 Tredegar Street
Richmond, Virginia 23219-3932
(804) 819-2000
(Address including zip code, and telephone number, including area code, of registrant's principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On September 16, 2002, Dominion Resources, Inc. (the Company) and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee, executed a Thirteenth Supplemental Indenture to the Senior Indenture dated June 1, 2000. The Thirteenth Supplemental Indenture includes additional provisions for the benefit of the holders of the Company's 2002 Series C 5.70% Senior Notes due 2012.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
4.1

Thirteenth Supplemental Indenture, dated September 16, 2002, to the Senior Indenture, dated June 1, 2000, between the Company and JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ James P. Carney
James P. Carney Assistant Treasurer

Date: September 17, 2002